UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2015

MOLSON COORS BREWING COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number: 1-14829

Delaware	84-0178360
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1225 17th Street, Suite 3200, Denver, Colorado 80202

1555 Notre Dame Street East, Montréal, Québec, Canada, H2L 2R5
(Address of principal executive offices, including zip code)

(303) 927-2337 / (514) 521-1786
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2015, Gavin Hattersley notified Molson Coors Brewing Company (the “Company”) of his intention to resign as the Chief Financial Officer of the Company in connection with his appointment as Chief Executive Officer of MillerCoors LLC, the Company’s joint venture with SABMiller plc. His appointment as CEO of MillerCoors LLC is effective immediately. The effective date of Mr. Hattersley’s resignation from the Company will be on or about November 13, 2015. The Company has begun the process of identifying Mr. Hattersley’s successor as Chief Financial Officer.

On September 8, 2015, the Company and SABMiller plc issued a press release announcing the appointment of Mr. Hattersley as Chief Executive Officer of MillerCoors LLC. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 8, 2015, announcing the appointment of Gavin Hattersley as Chief Executive Officer of MillerCoors LLC.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BREWING COMPANY

Date:	September 8, 2015	By:	/s/ Mark Hunter
Mark Hunter
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 8, 2015, announcing the appointment of Gavin Hattersley as Chief Executive Officer of MillerCoors LLC.